                                    FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 13, 2001


                    Friedman, Billings, Ramsey Group, Inc.
            (Exact name of Registrant as specified in its charter)




   Virginia                      54-1837743                   001-13731
(State or other    (I.R.S. Employer incorporation or    (Commission File Number)
jurisdiction of                organization)
Identification No.)



                            1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)


                                (703) 312-9500
              (Registrant's telephone number including area code)



Item 9.


1. On February 13, 2001, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing information concerning the intention of its President and Co-Chief Executive Officer, W. Russell Ramsey, to focus on a new technology investment business. A copy of the press release is furnished herewith as
Exhibit 99.1.

        The following Exhibit is furnished as part of this report:

        99.1  Press release dated February 13, 2000.


SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chairman and Co-Chief Executive Officer

      EX-99.1 Press Release



For Immediate Release
Media Contact:  Michael W. Robinson (703) 312-1830 or mrobinson@fbr.com
                                                      -----------------


                  Russ Ramsey to Focus on Technology Investing;
                    Will Continue as FBR President and Co-CEO
                           Through the End of the Year


ARLINGTON, Va., February 12, 2001 - Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced that W. Russell Ramsey, President and Co-Chief Executive Officer, will focus primarily on a new technology investment business, in which FBR will be a substantial investor. While he takes on this new effort, Mr. Ramsey will continue as President and Co-CEO of the company for a transition period expected to last through the end of the year.

In December 1999, Mr. Ramsey, along with Emanuel J. Friedman and Eric F. Billings became Co-CEOs of FBR. Mr. Friedman and Mr. Billings will continue in these roles, with Mr. Friedman continuing to have primary responsibility for the company's asset management businesses, and Mr. Billings continuing to have primary responsibility for the company's capital markets businesses, including the Technology Investment Banking and Research group, that had been Mr. Ramsey's responsibility. Mr. Ramsey and Mr. Billings will work together closely during the transition period.

Mr. Ramsey's new business will be housed in FBR's Arlington headquarters, and FBR - through its Technology Investment Banking and Research group - will serve as advisor.

"Current market conditions create many opportunities for technology investing, which I am enthusiastic about pursuing," Mr. Ramsey said. "Partnering in this endeavor with FBR and its technology group represents the best of both worlds for me."

Mr. Ramsey has been intimately involved in technology-related investments, financings, and advisory services since 1995 when he founded FBR's Technology Investment Banking and Research group and co-founded FBR's Technology Venture Capital funds. In addition, Mr. Ramsey was a co-founder, and is the current chairman, of Capital Investors, a prominent group of local technology executives and investors. Mr. Ramsey has more than 15 years of private and public company investment experience in all stages of the corporate lifecycle. Over his career, he has worked in virtually every aspect of the investment business, including public and private principal investing, investment banking, asset management, and institutional sales and trading.

Mr. Friedman said, "Russ has been our partner and our friend for more than 12 years, and we wholeheartedly support his decision to pursue his passion for technology principal investing and this new entrepreneurial venture. We are delighted that, through his working relationship with FBR going forward, the company will be able to leverage his many strengths."

Mr. Billings said, "We are very excited for Russ personally and for the opportunity for FBR to work with him in this new endeavor. This is a classic win-win situation. Our technology group and Russ will mutually benefit from their respective relationships in the technology community, access to deal flow, and knowledge. I am confident that our technology business, which Russ founded, will continue to flourish as our overall capital markets platform continues to expand."

Mr. Ramsey concluded, "In 1989, Manny, Eric, and I founded FBR, and building it into a world-class, publicly-traded financial institution is an accomplishment of which we and our employees are very proud. I am very gratified that the company today is in such a strong position. I've never been more proud of FBR and the integral role it has played in making the Greater Washington, D.C. region a global technology hub. Through this new venture, I hope to continue to contribute to the region's growth."

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a holding company for investment banking, institutional brokerage, venture capital, and other special-ized asset management products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a full range of financial products and services. Headquartered in Northern Virginia, home to an array of leading global companies, FBR has offices in Arlington and Reston, Va., Irvine, Ca., Boston, Charlotte, Chicago, Portland, Seattle, London, and Vienna. For more information, see www.fbr.com.
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         Statements concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.



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